Exhibit 99.4

FORM OF

SPECIAL MEETING OF STOCKHOLDERS OF

FREDERICK COUNTY BANCORP, INC.

                            , 2019

REVOCABLE PROXY

This Proxy is solicited on Behalf of the Board of Directors

The undersigned hereby appoints                     and                          and each of them as proxy, with full power of substitution, to vote all shares of common stock of Frederick County Bancorp, Inc. (“FCBI”) held of record by the undersigned at the close of business on                               , 2019 at the special meeting of stockholders to be held on                 , 2019, and at any adjournments or postponements thereof, as indicated on this proxy card with respect to the proposals set forth on this proxy card, as more fully set forth in the accompanying joint proxy statement/prospectus. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the notice of special meeting of stockholders and the joint proxy statement/prospectus.

FCBI’s Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2.

1.              To approve the proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of July 1, 2019, by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Frederick County Bancorp, Inc. and Frederick County Bank as described in the accompanying documents, and the transactions in connection therewith. A copy of the reorganization agreement is attached as Annex A to the accompanying joint proxy statement/prospectus.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.              To approve a proposal to adjourn or postpone the special meeting of stockholders, if more time is needed, to allow FCBI to solicit additional votes in favor of the reorganization agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.              To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERE IN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

If any other business is presented at special meeting, this proxy shall be voted in accordance with the recommendations of management.  This proxy may be revoked at any time before it is voted.  The undersigned may attend the special meeting, revoke this proxy and vote in person.

Date: , 2019

Signature of Stockholder(s)

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.